Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
February 16, 2006	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Corporation Establishes New Records

2005 Net Income, Cash Flow Metrics and Reserves Surpass 2004 Record Levels

HOUSTON, February 16, 2006—Cabot Oil & Gas Corporation (NYSE: COG) today released year-end financial results including net income of $148.4 million, or $3.04 per share, cash flow from operations of $364.6 million and discretionary cash flow of $374.4 million. All of these figures were significantly above the levels recorded for 2004, the previous benchmark for financial success in the Company. The comparison levels for 2004 include $88.4 million, or $1.81 per share, for net income (all 2004 per share data has been adjusted for the 3-for-2 stock split in March 2005), $273.0 million for cash flow from operations and discretionary cash flow of $294.3 million.

“It is no secret that commodity prices were the key drivers for Cabot and many of its peers reporting such robust results,” stated Dan O. Dinges, Chairman, President and Chief Executive Officer. “Even with a portion of the upside hedged away, the cash generated provided funding for Cabot’s largest ever organic capital program.”

For the full year, natural gas price realizations were $6.74 per Mcf, compared to $5.20 per Mcf in 2004. The Company also experienced an increase in oil prices, recording $44.19 per barrel in 2005 versus $31.55 per barrel in 2004. “Expense inflation occurs as the industry reacts to higher prices by increasing its activity levels and its demand for services,” commented Dinges. “In 2005, our expenses increased over 2004, with the largest percent increases coming from exploration expense, stock compensation, and other taxes.”

For the year, Cabot reported 84.4 Bcfe of production, down less than one percent versus 2004’s 84.8 Bcfe. “Deferred volumes the last four months of the year from hurricanes Katrina and Rita are estimated at 1.4 Bcfe,” said Dinges. “This highlights how close we are in transitioning to and establishing a growing production profile from an organic program.” Dinges added, “Reinforcing this point are two important facts: (1) we continue to grow our natural gas production, and (2) our equivalent fourth quarter 2005 production volumes increased versus the comparable quarter in 2004.”

Fourth Quarter

The Company set a new quarterly high in the fourth quarter of 2005, reporting net income of $58.5 million, or $1.20 per share, compared to $32.2 million, or $.66 per share, in 2004. Quarterly cash flow comparisons were just as robust, with cash flow from operations of $117.4 million, more than doubling last year’s figure of $57.1 million, and discretionary cash flow of $119.3 million, up 44 percent. Higher realized prices and production more than offset the increase in expense levels.

Selected Items

The selected items that impacted the quarter and full year earnings figures, but had no impact on cash flow related items, included a gain on sale of assets, an unrealized change in derivative fair value, and an impairment of oil and gas properties in the 2004 full year period. Taking these into account the net income comparison for 2005 versus 2004 is $144.3 million, or $2.95 per share, versus $91.8 million, or $1.88 per share. The quarter comparison for net income is $53.1 million, or $1.09 per share, and $25.3 million, or $.52 per share.

Balance Sheet

Long-term debt increased over last year as the Company used its credit facility to fund about $70 million in acquisitions. During the course of the year, but predominately in the fourth quarter, the Company repurchased 452,300 shares of its common stock at a weighted average purchase price of $42.41. “With the inherent value in Cabot’s capital program, we recommenced buying shares in late November and early December with the market pull back,” stated Dinges. “We still see a lot of merit and long-term value for the shareholders in looking at COG stock as an investment alternative.”

Reserves

Cabot increased reserves by 10.7% in 2005, bringing year-end total proved reserves to 1,330.9 Bcfe – the highest level ever for the Company. To accomplish this, Cabot grew reserves in each of its operating regions and replaced 252% of 2005 production. The Company’s 2005 drilling program added 187.9 Bcfe, a limited acquisition program added 20.1 Bcfe, and the Company had a 4.9 Bcfe positive revision. The all-in finding cost was $1.91 per Mcfe.

“With the high demand for materials and services in our industry and the resulting inflationary pressure we have experienced during the year, I am very pleased with our overall reserve and finding cost for 2005,” said Dinges. “I am particularly happy with the drilling only finding cost of $1.77 per Mcfe, while replacing 223% of production. I should add that these figures reflect a proven, undeveloped (PUD) component consistent with historical levels.”

Outlook

For 2006, Cabot once again is expanding its drilling program. “We have secured the rigs necessary to complete our program, a program that focuses on more development activity and less risk,” said Dinges. “The current forecasted activity level calls for 391 wells, with increased activity in each region including expanded drilling on each of the acquisition plays purchased in 2005.”

Given the current outlook on prices and the hedge philosophy for 2006 of wide range collars, Cabot is well positioned to participate more fully in any up market for 2006 commodity prices. On a weighted average basis, Cabot’s natural gas collars range from $8.25 to $12.74 per Mcf while its oil collar ranges from $50.00 to $76.00 per barrel. These derivatives cover 34% of anticipated 2006 equivalent production.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2005 year-end/fourth quarter financial and operating results discussion with financial analysts on Friday, February 17, 2006 at 9:30 AM EST (8:30 AM CST) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), passcode: 4293569. A replay will be available from Friday, February 17 through Friday, February 24, 2006. The latest financial guidance, including the Company’s hedge positions, along with a replay of the webcast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

* * *

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading North American exploration and production independent. The Company’s reserves are focused in both conventional and unconventional basins including the East, the West (Rocky Mountain and Mid-Continent), the Gulf Coast (South and East Texas to North Louisiana) and Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

Forward-Looking Statements

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	7.1	7.7	28.1	31.3
West	5.9	5.6	23.2	21.9
East	5.7	5.1	21.4	19.4
Canada	0.4	0.2	1.2	0.2

Total	19.1	18.6	73.9	72.8

Crude/Condensate/Ngl
Gulf Coast	339	411	1,530	1,809
West	45	40	172	163
East	7	7	27	27
Canada	4	2	18	3

Total	395	460	1,747	2,002

Equivalent Production (Bcfe)	21.5	21.3	84.4	84.8

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$6.73	$5.55	$6.38	$5.27
West	$7.82	$4.83	$6.00	$4.75
East	$11.06	$6.13	$8.02	$5.60
Canada	$8.89	$4.69	$6.79	$4.69
Total(1)	$8.42	$5.49	$6.74	$5.20

Crude/Condensate Price ($/Bbl)
Gulf Coast	$43.13	$30.52	$42.81	$30.67
West	$58.70	$47.18	$55.37	$40.29
East	$56.36	$44.95	$53.84	$38.28
Canada	$47.08	$37.93	$43.39	$37.93
Total(1)	$45.09	$32.18	$44.19	$31.55

WELLS DRILLED
Gross	87	51	316	256
Net	70	41	247	220
Gross Success Rate	94%	90%	95%	95%

(1)	These realized prices include the realized impact of derivative instruments.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Operating Revenues
Natural Gas Production (1)	$161,611	$103,143	$499,177	$379,661
Brokered Natural Gas	37,837	24,005	98,605	84,416
Crude Oil and Condensate (1)	25,098	25,189	82,348	60,022
Other	536	2,302	2,667	6,309

	225,082	154,639	682,797	530,408
Operating Expenses
Brokered Natural Gas Cost	33,634	21,273	87,183	75,217
Direct Operations - Field and Pipeline	18,579	15,092	61,750	53,581
Exploration	14,444	15,439	61,840	48,130
Depreciation, Depletion and Amortization	30,932	28,538	121,424	113,488
Impairment of Oil & Gas Properties	—	—	—	3,458
General and Administrative (excluding Stock-Based Compensation)	7,518	8,512	28,028	28,198
Stock-Based Compensation (2)	2,793	924	9,622	6,537
Taxes Other Than Income	17,240	10,884	54,293	41,022

	125,140	100,662	424,140	369,631
(Loss) / Gain on Sale of Assets	—	(131)	74	(124)

Income from Operations	99,942	53,846	258,731	160,653
Interest Expense and Other	7,036	5,630	22,497	22,029

Income Before Income Taxes	92,906	48,216	236,234	138,624
Income Tax Expense	34,401	15,989	87,789	50,246

Net Income	$58,505	$32,227	$148,445	$88,378

Net Earnings Per Share - Basic (3)	$1.20	$0.66	$3.04	$1.81
Weighted Average Common Shares Outstanding (3)	48,831	48,722	48,856	48,733

(1)	See the “Impact of Mark-to-Market Accounting Requirements” table for additional information.
(2)	Includes the impact of the Company’s performance share mark-to-market requirement and restricted stock amortization.
(3)	Reflects the 3-for-2 split of the Company’s Common Stock on March 31, 2005.

CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	December 31, 2005	December 31, 2004
Assets
Current Assets	$230,312	$194,679
Property, Equipment and Other Assets	1,245,471	1,001,422
Deferred Income Taxes	19,587	14,855

Total Assets	$1,495,370	$1,210,956

Liabilities and Stockholders’ Equity
Current Liabilities	$218,584	$196,889
Long-Term Debt	320,000	250,000
Deferred Income Taxes	289,381	247,376
Other Liabilities	67,194	61,029
Stockholders’ Equity	600,211	455,662

Total Liabilities and Stockholders’ Equity	$1,495,370	$1,210,956

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Cash Flows From Operating Activities
Net Income	$58,505	$32,227	$148,445	$88,378
Unrealized Change in Derivative Fair Value	(8,677)	(11,292)	(6,626)	2,003
Impairment of Oil & Gas Properties	—	—	—	3,458
Income Charges Not Requiring Cash	33,581	29,234	131,227	119,448
Loss / (Gain) on Sale of Assets	—	131	(74)	124
Deferred Income Tax Expense	21,403	17,264	39,628	32,713
Changes in Assets and Liabilities	(1,807)	(25,908)	(9,880)	(21,232)
Exploration Expense	14,444	15,439	61,840	48,130

Net Cash Provided by Operations	117,449	57,095	364,560	273,022

Cash Flows From Investing Activities
Capital Expenditures	(109,802)	(49,599)	(351,306)	(207,346)
Proceeds from Sale of Assets	—	(67)	996	119
Exploration Expense	(14,444)	(15,439)	(61,840)	(48,130)

Net Cash Used by Investing	(124,246)	(65,105)	(412,150)	(255,357)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	498	1,351	4,586	12,474
Net Increase in Debt	60,000	—	70,000	—
Decrease in Book Overdrafts	(25,691)	—	—	—
Purchase of Treasury Stock	(18,612)	(6,899)	(19,183)	(15,631)
Dividends Paid	(1,959)	(1,300)	(7,213)	(5,206)

Net Cash Provided / (Used) by Financing	14,236	(6,848)	48,190	(8,363)

Net Increase / (Decrease) in Cash and Cash Equivalents	$7,439	$(14,858)	$600	$9,302

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
As Reported - Net Income	$58,505	$32,227	$148,445	$88,378
Reversal of Selected Items, Net of Tax:
Impairment of Oil & Gas Properties	—	—	—	2,139
Loss / (Gain) on Sale of Assets	—	81	(46)	77
Unrealized Change in Derivative Fair Value	(5,374)	(6,985)	(4,108)	1,239

Net Income Including Reversal of Selected Items	$53,131	$25,323	$144,291	$91,833

As Reported - Net Earnings Per Share	$1.20	$0.66	$3.04	$1.81
Per Share Impact of Reversing Selected Items	(0.11)	(0.14)	(0.09)	0.07

Net Earnings Per Share Including Reversal of Selected Items	$1.09	$0.52	$2.95	$1.88

Weighted Average Common Shares Outstanding	48,831	48,722	48,856	48,733

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Discretionary Cash Flow
As Reported - Net Income	$58,505	$32,227	$148,445	$88,378
Plus:
Unrealized Change in Derivative Fair Value	(8,677)	(11,292)	(6,626)	2,003
Impairment of Oil & Gas Properties	—	—	—	3,458
Income Charges Not Requiring Cash	33,581	29,234	131,227	119,448
Loss / (Gain) on Sale of Assets	—	131	(74)	124
Deferred Income Tax Expense	21,403	17,264	39,628	32,713
Exploration Expense	14,444	15,439	61,840	48,130

Discretionary Cash Flow	119,256	83,003	374,440	294,254
Plus: Changes in Assets and Liabilities	(1,807)	(25,908)	(9,880)	(21,232)

Net Cash Provided by Operations	$117,449	$57,095	$364,560	$273,022

Net Debt Reconciliation

(In thousands)

	December 31, 2005	December 31, 2004
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	320,000	250,000

Total Debt	$340,000	$270,000
Stockholders’ Equity	600,211	455,662

Total Capitalization	$940,211	$725,662

Total Debt	$340,000	$270,000
Less: Cash and Cash Equivalents	(10,626)	(10,026)

Net Debt	$329,374	$259,974

Net Debt	$329,374	$259,974
Stockholders’ Equity	600,211	455,662

Total Adjusted Capitalization	$929,585	$715,636

Total Debt to Total Capitalization Ratio	36.2%	37.2%
Less: Impact of Cash and Cash Equivalents	0.8%	0.9%

Net Debt to Adjusted Capitalization Ratio	35.4%	36.3%

CABOT OIL & GAS RESULTS — Page 8

Impact of Mark-to-Market Accounting Requirements

(In thousands)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Unrealized Gain / (Loss) on Derivatives (1)
Natural Gas	$1,300	$983	$1,114	$914
Crude Oil	7,377	10,309	5,512	(2,917)

Incentive Stock Compensation Expense (2)
Performance Shares	(785)	(26)	(3,357)	(3,184)

Mark-to-Market Impact, Before Income Tax	$7,892	$11,266	$3,269	$(5,187)
Mark-to-Market Impact, Income Tax	(2,999)	(4,297)	(1,242)	1,978

Mark-to-Market Impact on Net Income	$4,893	$6,969	$2,027	$(3,209)

(1)	These amounts represent the unrealized gain / (loss) associated with the mark-to-market valuation of open positions which do not qualify for hedge accounting or are ineffective. These amounts are reflected in the respective line items of Operating Revenues. Therefore, the computation of our reported realized commodity prices can be obtained by adding the loss or subtracting the gain from the respective Operating Revenues line item and dividing by reported production.

(2)	This amount relates to the mark-to-market valuation of the Company’s performance share incentive stock compensation awards that is reflected in general and administrative expense. At December 31, 2005 the Company recognized stock compensation expense based on Cabot’s ranking against a predetermined peer group based on total shareholder return. Cabot must calculate its liability at the balance sheet date under the assumption that its relative ranking remains constant throughout the measurement period, creating an assumed ultimate liability which is then amortized over the measurement period (percent payout multiplied by shares multiplied by stock price at reported balance sheet date multiplied by the pro-rata time expired in the measurement period). Expense recognition will fluctuate between reporting periods due to the valuation of the performance shares at the reported balance sheet date.